Exhibit 99.1

THOR Announces Acquisition Of Luxury RV Manufacturer Tiffin Motorhomes

- Tiffin is a premium manufacturer of luxury recreational vehicles known for its excellent product quality, outstanding customer service and brand loyalty.

- Purchase includes Tiffin Motorhomes, Vanleigh RV and other associated operating entities.

- The Tiffin Group generated approximately $800 million in revenue from the sale of RVs for the fiscal year ended February 28, 2020. The sales of the associated operating companies are primarily made to Tiffin Motorhomes and Vanleigh RV.

- Transaction is consistent with THOR's long-term strategic growth plan.

ELKHART, Ind., Dec. 21, 2020 /PRNewswire/ -- THOR Industries, Inc. (NYSE: THO) today announced the acquisition of Tiffin Motor Homes, Inc. and related companies (collectively, the "Tiffin Group") for $300 million, funded with a combination of available cash and a draw on the Company's existing asset-based credit facility. The Purchase Agreement was executed and effective at the close of business on December 18, 2020. Tiffin Group, LLC, a wholly owned subsidiary of THOR, will own the Tiffin Group, which will continue to be managed by the Tiffin family and existing senior management team.

"The Tiffin brand is synonymous with quality and customer satisfaction in our industry. For many decades, Tiffin has set the standard for the luxury class A market. Its strong presence in the luxury class A segment makes it very complimentary to THOR's current North American portfolio. I have known of and respected Bob Tiffin and the Tiffin brand for many years. Bob and his family have built Tiffin into an industry leader, well known for its Class A motorhomes, quality workmanship and outstanding customer service. I was therefore thrilled to be contacted by Bob when he wanted to talk about joining the THOR family of companies. From the start, it was a great conversation which established a natural fit for both companies and quickly led to this acquisition. The Tiffin Group operates in Alabama and Mississippi with more of a vertically integrated business model than is typical for our industry. The geographic separation from Elkhart offers numerous strategic opportunities including an expanded and talented workforce and a host of potential new suppliers," said Bob Martin, THOR President and CEO.

Robert "Bob" Tiffin, Chief Executive Officer of Tiffin Motorhomes commented, "As a family-owned business since 1972, finding the right partner for the future of the Tiffin Group of companies was crucial. The future of this group of companies is critical not just to the Tiffin family but to our employees, our dealers and our incredibly loyal customers. We needed a partner who we could trust would sustain all of those elements and help us grow the business in a manner that is consistent with how we've done business at Tiffin for nearly 50 years. I have known of Bob Martin for many years and have always respected THOR's business model and how effectively they have added new businesses to their portfolio, while maintaining the independence and legacy of each new addition. THOR's strategy to empower its companies to compete with one another and to avoid a centralized operational strategy for its different companies was very important to us. The dealers and customers who love the Tiffin brand will continue to receive the high-quality products they have grown to expect. And I am not going anywhere as I will continue to operate the Tiffin companies as I have with no timeline for change. My sons, Van and Tim, as well as my grandson, Leigh, will also continue to have major roles in the Tiffin business. Instead of feeling like I sold a business, I feel like we have aligned with a great company that will enable us to take Tiffin to a new level while maintaining the Tiffin culture and brand integrity that has set us apart from our competitors for years."

THOR Industries has been very consistent in making acquisitions that fit specific parameters. THOR focuses on acquiring successful companies with strong management teams, top-quality operations, excellent products and a solid dealer network. THOR operates using a decentralized business model, allowing its brands to compete aggressively with one another and to manage and run their own operations, while benefitting from THOR's financial strength and resources to drive future growth.

Transaction and Company Highlights:

  Tiffin Motorhomes, operating in Alabama and Mississippi, manufactures a luxurious lineup of both gas and diesel Class A Motorhomes including the Allegro Breeze, Allegro Red 340, Allegro Red, Open Road Allegro, Phaeton, Allegro Bus and Zephyr models. The company also produces a premium Class C product line – The Wayfarer.
  Vanleigh RV, operating in Mississippi, produces a line of fifth-wheel towable products, including the Pinecrest, Vilano and Beacon models.
  Additional companies within the acquired Tiffin Group include a window manufacturer (Alabama-based Wynne Enterprises, Inc.), a furniture manufacturer (Alabama-based Roma Enterprises, Inc.), a door manufacturer (Alabama-based Tiffin Door Co., Inc.), a fiberglass supplier (Mississippi-based Water-Way, Inc.), and an RV transport company (Alabama-based Drive-A-Way of Red Bay, Inc.).
  Tiffin Group will operate as stand-alone operating company within the THOR family of companies. The Tiffin family and the Tiffin Group's experienced management team will continue to manage their operations, just as they and their family have done for the past 49 years.
  Of Tiffin's $800 million in RV sales in fiscal 2020, approximately 90% came from motorized unit sales and 10% was from towable unit sales.
  The purchase price of $300 million is subject to customary post-closing adjustments.
  The purchase price was funded through existing cash on-hand as well as $165 million in borrowings from THOR's existing asset-based credit facility. Subsequent to this transaction, THOR's availability under the ABL remained robust at over $550 million. We anticipate that the ABL borrowings related to the acquisition will be repaid by the end of our current fiscal year and also anticipate further debt reductions on our Term Loan B facility during the fiscal year.

"Tiffin is firmly established as a top performer in the industry. We see great opportunity, working with the Tiffin management team, to realize significant growth in its value. While Tiffin's motorized gross profit margin and operating margin have, in recent years, been lower than our North American Motorized gross profit margins, our experience with prior acquisitions leaves us confident that, in a relatively short period of time, the Tiffin Group margins will become more reflective of our North American Motorized segment for similar products. THOR's ability to assist the Tiffin Group in developing high quality products at competitive pricing in the market creates a great opportunity for growth in the future. Exclusive of the effects of purchase price accounting and transaction-related costs, Tiffin will be accretive to our fiscal 2021 earnings," added THOR Senior Vice President and Chief Financial Officer, Colleen Zuhl.

"We are excited to be a part of the future of this great company and see many opportunities to drive growth of both its top and bottom lines. While well established in the luxury Class A space, Tiffin is relatively new to the towable and Class C markets. Tiffin currently has no offerings in either the travel trailer or Class B segments. Growing the great Tiffin brand name into these segments will be well-received by dealers and consumers alike. In Tiffin, we really acquired a company that was incredibly well-established but, at the same time, had very large opportunities for growth. It's a unique scenario that offers great upside to us. As we move into a new calendar year with strong momentum of industry growth and a growing and diverse end-consumer base, we are very confident in the future of THOR. It is with this confidence that we are excited to add Tiffin to our North American portfolio and look forward to realizing the benefits that such a well-established company will add to THOR for years to come," added Bob Martin.

The Company anticipates holding a virtual Investor Update Event in the second half of its fiscal year to provide investors with a comprehensive update on the Company's progress and current outlook regarding the 2025 goals related to net sales, gross margin and cash flow from operations that the Company introduced in October 2019. The update will also provide further insight into the Company's road map for the future. Details regarding the event will be provided in conjunction with the Company's second quarter earnings report.

About THOR Industries, Inc.
THOR is the sole owner of operating subsidiaries that, combined, represent the world's largest manufacturer of recreational vehicles. For more information on the Company and its products, please go to www.thorindustries.com.

Forward-Looking Statements
This release includes certain statements that are "forward-looking" statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made based on management's current expectations and beliefs regarding future and anticipated developments and their effects upon THOR, and inherently involve uncertainties and risks. These forward-looking statements are not a guarantee of future performance. We cannot assure you that actual results will not differ materially from our expectations. Factors which could cause materially different results include, among others: the extent and impact from the continuation of the COVID-19 pandemic, along with the responses to contain the spread of the virus by various governmental entities or other actors, which may have negative effects on retail customer demand, our independent dealers, our supply chain, our production or other aspects of our business and which may have a negative impact on our consolidated results of operations, financial position, cash flows and liquidity; the ability to ramp production up or down quickly in response to rapid changes in demand while also managing costs and market share; the effect of raw material and commodity price fluctuations, and/or raw material, commodity or chassis supply constraints; the impact of tariffs on material or other input costs; the level and magnitude of warranty claims incurred; legislative, regulatory and tax law and/or policy developments including their potential impact on our dealers and their retail customers or on our suppliers; the costs of compliance with governmental regulation; legal and compliance issues including those that may arise in conjunction with recently completed transactions; lower consumer confidence and the level of discretionary consumer spending; interest rate fluctuations and their potential impact on the general economy and specifically on our dealers and consumers; the impact of exchange rate fluctuations; restrictive lending practices which could negatively impact our independent dealers and/or retail consumers; management changes; the success of new and existing products and services; the ability to efficiently utilize existing production facilities; changes in consumer preferences; the risks associated with acquisitions, including: the pace and successful closing of an acquisition, the integration and financial impact thereof, the level of achievement of anticipated operating synergies from acquisitions, the potential for unknown or understated liabilities related to acquisitions, the potential loss of existing customers of acquisitions and our ability to retain key management personnel of acquired companies; a shortage of necessary personnel for production and increasing labor costs to attract production personnel in times of high demand; the loss or reduction of sales to key dealers; disruption of the delivery of units to dealers; increasing costs for freight and transportation; asset impairment charges; cost structure changes; competition; the impact of potential losses under repurchase or financed receivable agreements; the potential impact of the strength of the U.S. dollar on international demand for products priced in U.S. dollars; general economic, market and political conditions in the various countries in which our products are produced and/ or sold; the impact of changing emissions and other regulatory standards in the various jurisdictions in which our products are produced and/or sold; changes to our investment and capital allocation strategies or other facets of our strategic plan; and changes in market liquidity conditions, credit ratings and other factors that may impact our access to future funding and the cost of debt.

These and other risks and uncertainties are discussed more fully in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2020 and in Item 1A of our Annual Report on Form 10-K for the year ended July 31, 2020.

We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this release or to reflect any change in our expectations after the date hereof or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact
Investor Relations:
Mark Trinske, Vice President of Investor Relations
mtrinske@thorindustries.com
(574) 970-7912